Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-81044, 333-19753, 333-59902, 333-74197 and
333-86728) (pertaining to the 1991 Qualified Stock Option Plan, the Amended and Restated 1993 Stock Option and Restricted Stock Purchase Plan, the 1995 Amended and Restated Non-Employee Director Stock Option Plan and the 1998 Non-Executive Employee Stock Option and Restricted Stock Purchase Plan) and Form S-3 (Nos. 333-95361, 333-33986, 333-37630, 333-45818, 333-49628, 333-59346, 333-63514,
333-99559,  333-99673,  333-106420,  333-110729,  and  333-112611) of our report dated April 21, 2005 with respect to Arotech management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of arotech, included in this 10-K/A.

                                            /s/ Kost, Forer, Gabbay & Kassierer
                                            ------------------------------------
                                                Kost, Forer, Gabbay & Kassierer
                                                A Member of Ernst & Young Global



Tel-Aviv, Israel
May 2, 2005